EXHIBIT 10.32

                          CARNIVAL CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       Effective Date:  December 1, 1999


WHEREAS, Carnival Corporation ("Company") desires to establish the Carnival Corporation Supplemental Executive Retirement Plan ("Plan") for the purpose of providing to a select group of management or highly compensated employees ("Eligible Employees") certain supplemental retirement benefits, effective December 1, 1999;

NOW, THEREFORE, to effectuate its intentions, the Company hereby adopts this Plan effective as of the first day of December 1, 1999.


                               SECTION 1

                             DEFINITIONS

For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context.

1.1 Account means a recordkeeping source from which Plan benefits are determined.

1.2  Administrator or Plan Administrator means the Company.

1.3 Beneficiary means the person, persons, trust or other entity a Participant designates by written revocable designation filed with the Company to receive payments in the event of his death.

1.4  Board means the Company's Board of Directors or a committee thereof.

1.5  Code means the Internal Revenue Code of 1986, as amended.

1.6 Company means Carnival Corporation and any successor thereto, and for purposes of determining eligibility to participate in the Plan, any affiliated company which is a member of a controlled group of corporations within the meaning of section 1563(a) of the Code with Carnival Corporation which adopts this Plan with the consent of the Company.

1.7 Compensation means an Eligible Employee's compensation from the Company, including salary, bonus, amounts deferred under the Carnival Corporation "FunShip" Nonqualified Savings Plan, and any incentive pay without regard to limitations under Section 401(a)(17) of the Internal Revenue Code. Compensation shall not include income attributable to taxable or nontaxable fringe benefits or any income that arises in connection with any equity based compensation program offered by the Company.

1.8  Effective Date means December 1, 1999.

1.9 Eligible Employee means each person determined under Section 2 as eligible to participate in the Plan.

1.10  Participant means

  A. An Eligible Employee who participates under the Plan in accordance with Sections 2.1 and 3.1.

  B. Each other Eligible Employee or former Eligible Employee for whom an Account is maintained.

1.11 Plan means the Carnival Corporation Supplemental Executive Retirement Plan as described in this instrument, and the same as may be amended from time to time.

1.12 Plan Year means the twelve (12) consecutive month period beginning on each January 1 and ending on the following December 31.

1.13  Retirement Plan means the Carnival Corporation Nonqualified Retirement
     Plan.

1.14 Termination of Employment means the termination of the Participant's services for any reason.

1.15 Year of Service means the completion of twelve consecutive months of service with the Company and shall include all service with the Company prior to the Effective Date of the Plan and any additional service credited under the Retirement Plan.


                                  SECTION 2

                           PARTICIPATION IN THE PLAN


2.1 Eligibility to Participate. Robert H. Dickinson and Howard S. Frank, and any other person designated by the Board shall participate in the Plan. However, eligibility to participate in the Plan is preconditioned upon waiving any benefit under the Company's Deferred Compensation Agreement. It is the intention of the Company that this Plan constitute a "top hat" plan and therefore only those persons who are determined to be within a select group of management or highly compensated shall be entitled to participate in the Plan.

2.2 Procedure For and Effect of Admission. Each Eligible Employee shall complete such forms and provide such data as reasonably required by the Company including Beneficiary designation forms and payment of benefit forms. By becoming a Participant, an Eligible Employee shall be deemed conclusively to have assented to the provisions of this Plan and all amendments hereto.

2.3 Cessation of Participation. A Participant shall cease to be an active participant on the earlier of:

  A. the date on which the Plan terminates, or

  B. the date on which he ceases to be an Eligible Employee.

      A former active participant will be deemed a Participant for all purposes except with respect to the right to receive "an additional benefit," as long as he retains a Plan Account.

                                   SECTION 3

                                 PLAN BENEFITS


3.1 Plan Benefits. The annual benefit under this Plan to which an eligible Participant or his or her Beneficiary shall be entitled shall be determined as follows:

 (A) 50% of final pay ("final pay" shall mean a Participant's highest Compensation in any twelve month period within the last sixty months) reduced proportionately for each Year of Service less than 25.

                                      minus

(B) The amount of benefits payable to the Participant under the Company's Retirement Plan;

                                      minus
            (C) The Participant's Primary Social Security Amount (as defined in the Retirement Plan) at the social security retirement age (determined without regard to such Participant's election to receive social security benefits prior to social security retirement age).

3.2 Early Retirement. A Participant may retire before a participant reaches age 65, and receive benefits pursuant to Section 3.1, upon the attainment of age 55 and the completion of at least 15 Years of Service. Such benefit shall be reduced by 3% for each year (1/4% for each month) that the Participant retires before age 65.

                                  SECTION 4

                                MAINTENANCE OF
                              PARTICIPANT ACCOUNTS

4.1 Establishment of Accounts. The Administrator shall establish and maintain a separate bookkeeping Account in the name of each Participant solely for purposes of determining the accrued benefit of each Participant.

4.2 Relationship of the Parties. To the extent a Participant or any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company. Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Company and the Participants or any other persons or to require the establishment of a trust in which the assets are beyond the claims of any unsecured creditor of the Company. Notwithstanding Section 4.3 below, the Company may, at its discretion, make contributions to a rabbi trust that will be used to pay benefits under the Plan as they become due and owing.

4.3 No Requirement to Fund. This Plan is not funded in any way or form. It is the Company's intention that this Plan be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated persons within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
                                   SECTION 5

                                   BENEFITS

5.1 Payment of Benefit. Subject to the approval of the Company, each Participant shall elect the form and timing of their distribution.

   A.Form of Payment Except as provided in Section 3.2, a Participant or his or her Beneficiary may elect that the payment of Benefits to which a Participant or his or her Beneficiary shall be entitled under this Plan shall be made in one of the following forms:

          1.Life with 5-Year Certain Benefit -- an annuity for the life of the Participant, but if the Participant dies within 5 years of the date distribution of Benefits began, the annuity is payable to the Participant's Beneficiary for the remainder of that 5-year period; 2.Life with 10-Year Certain Benefit -- an annuity for the life of the Participant, but if the Participant dies within 10 years of the date distribution of Benefits began, the annuity is payable to the Participant's Beneficiary for the remainder of that 10-year period; 3.Qualified Joint and Survivor Annuity -- an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse, where the survivor annuity is either 50% or 100% of the amount payable during the joint lives of the Participant and the Participant's spouse;
          4.Single cash distribution of the full amount payable - the actuarial equivalent present value of the Participant's Vested Interest payable at his Normal Retirement Date.

       The value of such Benefit shall be determined using the same actuarial factors as provided for in the Retirement Plan.

     A.Timing of Payment: The Participant's election shall indicate that payment shall be made (in the case of a lump sum election) or shall commence (in the case of an installment election):

          1.as soon as administratively practicable following the Participant's Termination of Employment;

          2.as soon as administratively practicable following the calendar year of the Participant's Termination of Employment;

          3.in the month following the earlier of (A) the Participant's attainment of age 55 and 15 Years of Service, or (B) the Participant's attainment of age 65; or

          4.in a specific month and year.

     Notwithstanding the foregoing, if a Participant elects his distribution to be made or commenced in accordance with paragraph (3) above, and such date falls before the Participant's Termination of Employment, the Participant's distribution shall be made or commenced in accordance with paragraph (1) above. Notwithstanding the foregoing, subject to the approval of the Company, a Participant may change his form and timing election applicable to his benefit, provided that such request to change is made at least twelve (12) consecutive months prior to the date on which such distribution would have otherwise been made on or commenced. If a Participant dies before commencement of distribution of Participant's Benefits under the Plan, such Benefits shall be paid in a lump sum to the Participant's Beneficiary, using the same actuarial assumptions as in the Retirement Plan. If a Participant dies after commencement of distribution of his or her Benefits under the Plan, the Participant's Benefits shall be paid to the Participant's Beneficiary in accordance with the Participant's election.

5.2  Beneficiary Designation

     A. Each Participant may designate a Beneficiary to receive the benefits payable in the event of the Participant's death, and designate a successor Beneficiary to receive any benefits payable in the event of the death of any other Beneficiary.

     B. A Participant may change a Beneficiary designation at any time. All Beneficiary designations and changes shall be made on an appropriate form as designated by the Plan Administrator and filed with the Plan Administrator.

     C. If no person shall be designated by the Participant, or if the designated Beneficiary shall not survive the Participant, payment of the Participant's Account shall be made to the Participant's estate.

5.3 Tax Withholding. To the extent required by the law in effect at the time benefits are distributed pursuant to this Section 5, the Company shall withhold any taxes required by the federal or any state or local government from payments made hereunder.
                                   SECTION 6

                                 ADMINISTRATION



6.1 Appointment of Administrator. The Company shall serve as the Administrator.

6.2 Administrator's Responsibilities. The Administrator is responsible for the day to day administration of the Plan. The Administrator may appoint other persons or entities to perform any of its fiduciary functions.

6.3 Records and Accounts. The Administrator shall maintain or shall cause to be maintained accurate and detailed records and accounts of Participants and of their rights under the Plan.

6.4 Liability. The Company shall not be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to the fraud or willful misconduct on the part of a director, officer or agent of the Company.

6.5 Payment of Expenses. All expenses incurred in the operation or administration of this Plan shall be paid by Company.

6.6 Substitute Payee. If a Participant or Beneficiary entitled to receive any benefits hereunder is in his minority, or is, in the judgment of the Company, legally, physically, or mentally incapable of personally receiving and receipting any distribution, the Company may make distributions to a legally appointed guardian or to such other person or institution as, in the judgment of the Company, is then maintaining or has custody of the payee.
                                   SECTION 7

                               CLAIMS PROCEDURE


7.1 Claims Procedures. The Administrator shall establish a claims procedure and shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review of the decision denying such claim. The claims procedure shall provide for a notice of denial of a claim to be received by a claimant within a reasonable period, not to exceed ninety (90) days, following the filing of a claim. The notice shall provide the reason for the denial, references to the Plan provisions on which the denial is based, a description of additional information necessary to perfect a claim and the steps required to submit a claim for review. The period to request a review must be for at least sixty (60) days after a receipt of notice of denial of a claim. A decision on review shall be made within sixty (60) days after the Plan's receipt of a request for a review unless special circumstances require a longer period in which case the Plan shall have an additional sixty (60) days. The final decision shall be in writing and shall include specific reasons for the decision and references to Plan provisions.
                                  SECTION 8

                          AMENDMENT AND TERMINATION

8.1 Plan Amendment. The Plan may be amended or otherwise modified by the Board, in whole or in part, provided that no amendment or modification shall divest any Participant of any amount previously earned under Section 3.1.

8.2 Termination of the Plan. The Board reserves the right to terminate the Plan at any time in whole or in part. In the event of any such termination, the Company shall pay a benefit to the Participant or the Beneficiary of any deceased Participant, in lieu of other benefits hereunder, equal to the value of the Participant's Account in the form and at the benefit commencement date elected by the Participant pursuant to section 5.1 of the Plan.

                                    SECTION 9

                                 MISCELLANEOUS

9.1 Supplemental Benefits. Unless otherwise stated herein, the benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Company and, except as otherwise expressly provided herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Company and any Participant or any provisions contained herein.

9.2 Governing Law. The Plan shall be governed and construed under the laws of the State of Florida.

9.3 Spendthrift Provision. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

9.4 Binding Terms. The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

9.5 Headings. All headings preceding the text of the several Sections hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.

9.6 Rule of Interpretation. Where appropriate, words in the masculine gender shall include the feminine gender and vice versa.

9.7 Limitation of Rights. Neither the establishment of this Plan, nor any modification thereof, nor the creation of an account, nor the payment of any benefits shall be construed as giving:

    A. any Participant, Beneficiary, or any other person whomsoever, any legal or equitable right against the Company unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Administrator in accordance with the terms and provisions of the Plan; or

    B. any Participant the right to be retained in the service of the Company, and all Participants and other agents shall remain subject to termination to the same extent as if the Plan had never been adopted.


9.8 Severability. Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall adopt a new provision or regulation to take the place of the one held illegal or invalid.